
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying audited financial statements.
</LEGEND>
<CIK> 0000784161
<NAME> DEAN WITTER REALTY INCOME PARTNERSHIP III, L.P.

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          OCT-31-1995
<PERIOD-END>                               OCT-31-1995
<CASH>                                       4,687,564
<SECURITIES>                                         0
<RECEIVABLES>                                1,958,416
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             177,988,847<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                 177,223,126<F2>
<TOTAL-LIABILITY-AND-EQUITY>               177,988,847<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             8,946,798<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            12,511,177
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             (3,564,379)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         (3,564,379)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                (3,564,379)
<EPS-PRIMARY>                                    (6.24)<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net investments in real estate of $81,148,526, real estate held for sale of $45,495,628, investment in joint ventures of $42,784,835, net deferred expenses of $968,202 and other assets of $945,676.
<F2>Other Stockholders' Equity represents partners' capital.
<F3>Liabilities include accounts payable and accrued liabilities of
$596,476, and security deposits of $169,245.
<F4>Total revenue includes rent of $16,677,181, equity in earnings of joint ventures of $(8,222,327), interest of $234,446 and other revenues of $257,498.
<F5>Represents net income per Unit of limited partnership interest.

